UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NORDSTROM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington	91-0515058
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (206) 628-2111
 Anne L. Bramman
Chief Financial Officer
Nordstrom, Inc.
1617 Sixth Avenue
Seattle, Washington 98101
(206) 628-2111
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of Agent For Service)
 With copies to:

Robert B. Sari, Esq. Senior Vice President, General Counsel and Secretary Nordstrom, Inc. 1700 Seventh Avenue, 7th Floor Seattle, Washington 98101 (206) 628-2111	Brian B. DeFoe, Esq. William W. Lin, Esq. Lane Powell PC 1420 5th Avenue, Suite 4200 Seattle, Washington 98101-9402 (206) 223-7000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12B-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Amount of registration fee
Common Stock; debt securities	(1)	(2)

(1)
An indeterminate amount of securities of each identified class as from time to time may be offered at indeterminate prices is being registered pursuant to this Registration Statement. The securities may be offered and sold by the registrant and/or may be offered and sold from time to time by one or more selling security holders to be identified in the future.

(2)	In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all the registration fees.

NORDSTROM
Common Stock
Debt Securities
This prospectus describes securities which Nordstrom, Inc. or any selling security holder may offer and sell at various times. A more detailed description of the securities is contained in this prospectus under “Description of Capital Stock,” and “Description of Debt Securities.”
We will determine the terms of each series of securities (including, as applicable, the specific designation, aggregate principal amount, interest rates, dividend rates, maturity, redemption provisions, ranking and other terms) at the time of sale, and we will describe those terms in a prospectus supplement which we will deliver together with this prospectus at the time of the sale.
We or any selling security holder may sell securities directly to investors or to or through underwriters, dealers or agents. More information about the manner of distribution of the securities is under the heading “Plan of Distribution.” Information about the underwriters or agents who will participate in any particular sale of securities will be in the prospectus supplement relating to those securities.
The principal executive offices of Nordstrom, Inc. are located at 1617 Sixth Avenue, Seattle, Washington 98101, and the telephone number is (206) 628-2111.
Our common stock is traded on the New York Stock Exchange under the symbol “JWN”.

Investing in our securities involves risks. See the information in “Risk Factors” on page 8 of this prospectus, and any similar section contained in the applicable prospectus supplement, concerning factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated March 18, 2019.
You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information contained in any document incorporated by reference, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.

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PART I
Item 3. Summary of Information and Risk Factors.
ABOUT THIS PROSPECTUS
The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.
Unless the context otherwise indicates, the terms “Nordstrom” “we,” “us” and “our” mean Nordstrom, Inc. (the “Company”) and its consolidated subsidiaries.
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. Under this process, we or any selling security holder may sell common stock or debt securities. This prospectus only provides you with a general description of the securities that may be offered. Each time we or any selling security holder sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any related free writing prospectus prepared by us or on our behalf, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov or from Nordstrom’s website at http://www.nordstrom.com. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room.
Our common stock is listed and traded on the New York Stock Exchange. We will refer to the New York Stock Exchange as the “NYSE” in this prospectus. You may also inspect the information we file with the SEC at the NYSE, 20 Broad Street, New York, New York 10005.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the date of the closing of each offering:

(1)	our annual report on Form 10-K for the fiscal year ended February 2, 2019; and

(2)	our current reports on Form 8-K dated February 28, 2019 and March 4, 2019.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.
You may request a copy of these filings (excluding exhibits), at no cost, by writing or calling our Senior Director of Finance-Investor Relations at the following address or telephone number:
Trina Schurman
Senior Director of Finance-Investor Relations
Nordstrom, Inc.
1617 Sixth Avenue
Seattle, WA 98101
(206) 233-6550
You should read and rely only on the information contained in or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front of those documents.

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CAUTIONARY STATEMENTS RELATING TO FORWARD-LOOKING INFORMATION
Certain statements in or incorporated by reference into this prospectus or any prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “pursue,” “going forward,” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss many of these risks, uncertainties and other factors in our Annual Report on Form 10-K in Item 1A: Risk Factors, including, but not limited to, our anticipated financial outlook for the fiscal year ending February 1, 2020, our anticipated annual total sales rates, our anticipated new store openings in existing, new and international markets, our anticipated Return on Invested Capital, trends in our operations and the following:
Strategic and Operational

•	timely and effective implementation of evolving our business model and successful execution of our customer strategy to provide a differentiated and seamless experience across all Nordstrom channels,

•
our ability to execute and manage the costs of our evolving business model, including the execution of new supply chain capabilities and enhancement of existing ones, development of applications for electronic devices, improvement of customer-facing technologies, timely delivery of products purchased digitally, enhancement of inventory management systems, more fluid inventory availability between our digital channels and retail stores through our local market strategy, and greater consistency in marketing strategies,

•	our ability to respond to the business and retail environment, as well as fashion trends and consumer preferences, including changing expectations of service and experience in stores and online,

•
our ability to properly balance our investments in existing and new store locations, technology and supply chain facilities, especially our investments in our Nordstrom Men’s Store NYC and Nordstrom NYC and our Los Angeles market integration,

•	successful execution of our information technology strategy, including engagement with third-party service providers,

•	our ability to effectively utilize internal and third-party data in strategic planning and decision making,

•
our ability to maintain or expand our presence, including timely completion of construction associated with new, relocated and remodeled stores, and Supply Chain Network facilities, all of which may be impacted by third parties, consumer demand and other natural or man-made disruptions,

•	efficient and proper allocation of our capital resources,

•	effective inventory management processes and systems, fulfillment and supply chain processes and systems, disruptions in our supply chain and our ability to control costs,

•
the impact of any systems or network failures, cybersecurity and/or security breaches, including any security breach of our systems or those of a third-party provider that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information or compliance with information security and privacy laws and regulations in the event of such an incident,

•	our ability to safeguard our reputation and maintain relationships with our vendors and third-party service providers,

•	our ability to maintain relationships with and motivate our employees and to effectively attract, develop and retain our future leaders,

•	our ability to realize the expected benefits, respond to potential risks and appropriately manage costs associated with our program agreement with TD Bank, N.A. (“TD”),

•	the effectiveness of planned advertising, marketing and promotional campaigns in the highly competitive and promotional retail industry,

•	market fluctuations, increases in operating costs, exit costs and overall liabilities and losses associated with owning and leasing real estate,

•
potential goodwill impairment charges, future impairment charges and fluctuations in the fair values of reporting units or of assets in the event projected financial results are not achieved within expected time frames,

•	compliance with debt and operating covenants, availability and cost of credit, changes in our credit rating and changes in interest rates,

•	the timing, price, manner and amounts of future share repurchases by us, if any, or any share issuances by us,
Economic and External

•	the impact of the seasonal nature of our business and cyclical customer spending,

•	the impact of economic and market conditions and the resultant impact on consumer spending and credit patterns,

•	the impact of economic, environmental or political conditions in the U.S. and countries where our third-party vendors operate,

•
weather conditions, natural disasters, health hazards, national security or other market and supply chain disruptions, including the effects of tariffs, or the prospects of these events and the resulting impact on consumer spending patterns or information technology systems and communications,

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Legal and Regulatory

•
our compliance with applicable domestic and international laws, regulations and ethical standards, including those related to employment and tax, information security and privacy, consumer credit and the outcome of any claims and litigation and resolution of such matters,

•	the impact of the current regulatory environment and financial system, health care and tax reforms,

•	the impact of changes in accounting rules and regulations, changes in our interpretation of the rules or regulations, or changes in underlying assumptions, estimates or judgments,

•	the impact of claims, litigation and regulatory investigations, including those related to information security, privacy and consumer credit.
Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this filing. You should read this completely and in conjunction with our Annual Report on Form 10-K filed on March 18, 2019, with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
All references to “Nordstrom,” “we,” “us,” “our,” or the “Company” mean Nordstrom, Inc. and its subsidiaries.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the filing date of our Annual Report on Form 10-K for the fiscal year ended February 2, 2019, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
THE COMPANY
DESCRIPTION OF BUSINESS
Founded in 1901 as a retail shoe business in Seattle, Nordstrom later incorporated in Washington State in 1946 and went on to become one of the leading fashion retailers based in the U.S. We aspire to be the best fashion retailer in a digital world by remaining focused on our customers, serving them through our three strategic pillars: providing a compelling product offering, delivering outstanding services and experiences and leveraging the strength of the Nordstrom brand. We offer an extensive selection of high-quality brand-name and private label merchandise focused on apparel, shoes, cosmetics and accessories. No matter how customers chose to shop, we are committed to delivering the best possible service, product and experience, including alterations, dining and styling, to make shopping fun, personalized and convenient.
We invested early in our omni-channel capabilities, integrating our operations, merchandising and technology across our stores and online, in both our Full-Price and Off-Price businesses. Today, we have more than 60 combinations in which merchandise is ordered, fulfilled and delivered. Though this has enabled us to serve customers in multiple ways, we are focused on providing a seamless experience for our customer across stores and online. As a result of the evolution of our operations, our reportable segments have become progressively more integrated such that, in the first quarter of 2018, we changed our reportable segments to one reportable segment to align with how management views the results of our operations. For more information about our business and our reportable segments, see Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 16: Segment Reporting in Item 8 in our annual report on Form 10-K for the fiscal year ended February 2, 2019.
As of March 18, 2019, our reportable segment, Retail, includes:
Full-Price

•	115 Nordstrom-branded full-line stores in the U.S.

•	six full-line and six Rack stores in Canada

•	Full-Price Nordstrom.com website and mobile application

•	TrunkClub.com website and six Trunk Club clubhouses

•	three Jeffrey boutiques

•	three Nordstrom Local neighborhood hubs (“Nordstrom Local”)

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Our Full-Price operating segment integrates Nordstrom full-line stores and Nordstrom.com to allow us to provide our customers with a seamless shopping experience. We engage with our customers on their terms, blurring the lines between the digital and in-store experience. Our customers can pick up online orders in our Nordstrom full-line stores if inventory is available or it can be shipped to that location. Full-Price also includes our full-line and Rack stores in Canada. We include our Canada operations in Full-Price as this is how we view and manage our operations internally. Trunk Club offers personalized styling services for men and women, which enables customers to shop and try on at home, paying only for what they decide to keep. Customers may also choose to shop using these personalized styling services in-person at our clubhouses. We provide customers with the same quality merchandise available at Nordstrom full-line stores and online. Nordstrom Local is a retail concept that is focused on services, providing customers convenient access to personal stylists, alterations, online orders and more. Trunk Club stylists are able to meet customers at select full-line and Nordstrom Local locations. We also leverage the expertise of our salespeople to enable customers to receive personalized product recommendations on their mobile phones through our digital Style Board selling tool. These capabilities allow us to better serve customers across various channels and improve sales.
Off-Price

•	239 Off-Price Nordstrom Rack stores in the U.S.

•	Off-Price Nordstromrack.com/HauteLook website and mobile application

•	two Last Chance clearance stores
In Off-Price, Nordstrom Rack and Nordstromrack.com purchase merchandise primarily from the same vendors carried in our Full-Price channel and also serve as outlets for clearance merchandise from the Full-Price channel. Nordstromrack.com/HauteLook offers both a persistent selection of Off-Price merchandise, as well as limited-time flash sale events on fashion and lifestyle brands, and is integrated with a single customer log-in, shared shopping cart and streamlined checkout process. Nordstromrack.com combines the technology expertise of HauteLook with the merchant expertise of Nordstrom Rack.
FISCAL YEAR
We operate on a 52/53-week fiscal year ending on the Saturday closest to January 31st. References to 2018 and all years except 2017 within this document are based on a 52-week fiscal year, while 2017 is based on a 53-week fiscal year.
RETURN POLICY
We have a fair and reasonable approach to returns, handling them on a case-by-case basis with the ultimate objective of making our customers happy. We have no formal policy on how long we accept returns at our Nordstrom full-line stores or Nordstrom.com. Our goal is to take care of our customers, which includes making returns and exchanges easy, whether in stores or online, where we offer free shipping on purchases and returns. Trunk Club accepts returns within five days of delivery, which are free for the customer if the items are returned in the box provided by Trunk Club with the original price tag and packaging. Our Nordstrom Rack stores and Nordstromrack.com/HauteLook generally accept returns of apparel, footwear, accessories and HauteLook home products up to 45 days from the date of purchase or date of shipment with the original price tag and sales receipt. Off-Price merchandise can be returned by mail or at any Nordstrom Rack store location.
SEASONALITY
Our business, like that of other retailers, is subject to seasonal fluctuations. Our sales are typically higher during our Anniversary Sale in July and the holidays in the fourth quarter. Our Anniversary Sale shifted to the second quarter in 2018 compared with the second and third quarters in 2017. Results for any one quarter are not indicative of the results that may be achieved for a full fiscal year.
LOYALTY PROGRAM
We evolved our customer loyalty program with the launch of The Nordy Club in October 2018, which incorporates a traditional point system and the favorite benefits of our previous program, while providing customers exclusive access to products and events, enhanced services, personalized experiences and more convenient ways to shop. Customers accumulate points based on their level of spending and type of participation. Upon reaching certain point thresholds, customers receive Nordstrom Notes (“Notes”), which can be redeemed for goods or services offered at Nordstrom full-line stores, Nordstrom.com, Nordstrom Rack and Nordstromrack.com/HauteLook. Nordstrom cardmembers can also earn rewards at Trunk Club. The Nordy Club member benefits will vary based on the level of customer spend, and include Bonus Points days and shopping and fashion events.
We offer customers access to a variety of payment products and services, including a selection of Nordstrom-branded Visa® credit cards in the U.S. and Canada, as well as a Nordstrom-branded private label credit card for Nordstrom purchases. When customers use a Nordstrom-branded credit or debit card, they also participate in The Nordy Club and receive additional benefits, which can vary depending on the level of spend, including early access to the Anniversary Sale, Nordstrom to You (an in-home stylist) and incremental accumulation of points toward Notes. See Note 3: Credit Card Receivable Transaction in Item 8 in our annual report on Form 10-K for the fiscal year ended February 2, 2019.

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COMPETITIVE CONDITIONS
We operate in a highly competitive business environment. We compete with other international, national, regional and local retailers, including internet-based businesses, omni-channel department stores, specialty stores, off-price stores and boutiques, which may carry similar lines of merchandise. Our specific competitors vary from market to market. We believe the keys to competing in our industry are what will always matter most to our customers: providing compelling product and outstanding service backed by people who care, both digitally and in stores. This includes serving customers on their terms, by providing a seamless digital and physical experience, offering compelling, curated and quality products at multiple price points, and strategically partnering with relevant and limited distribution brands, all in top markets.
SUPPLY CHAIN NETWORK
Our “Supply Chain Network” consists of:

•	fulfillment centers that process and ship orders to our customers, located in Cedar Rapids, Iowa; Elizabethtown, Pennsylvania; and San Bernardino, California,

•	distribution centers that process and ship merchandise to our stores and other facilities and

•
future Omni-channel centers that both fulfill customer orders and ship merchandise to our stores. These will open in 2019 and include large-scale centers and smaller local hubs (Local Omni-channel Hub).

We have expanded our Supply Chain Network facilities and enhanced our inventory management systems to support our omni-channel capabilities and provide greater access to merchandise selection and faster delivery. We select locations and customize inventory allocations to enable merchandise to flow more efficiently and quickly to our customers.
Full-Price online purchases are primarily shipped to our customers from our Fulfillment Centers but may also be shipped from our Nordstrom full-line stores or Omni-channel centers. Full-Price in-store purchases are primarily fulfilled from that store’s inventory, but when inventory is unavailable at that store, it may also be shipped to our customers from our Fulfillment Centers, Omni-channel centers, or from other Nordstrom full-line stores. Off-Price online purchases are shipped to our customers from our Fulfillment Centers. Both channels selectively use vendor dropship to supplement their online offerings, which are then shipped directly from the vendor to the end customer.
Our first large-scale Omni-channel center in Riverside, California will open in late 2019 and will initially support our Full-Price customers in the West Coast region. Off-Price inventory and fulfillment will be added to this facility in the future. We also plan to open a smaller Local Omni-channel Hub in Torrance, California in 2019, which will support the greater Los Angeles market as part of our new local market strategy and will have highly customized inventory that serves the specialized needs of that market.
INVENTORY
We plan our merchandise purchases and receipts to coincide with expected sales trends. For instance, our merchandise purchases and receipts increase prior to our Anniversary Sale, which has historically extended over the last two weeks of July. We also purchase and receive a larger amount of merchandise in the fall as we prepare for the holiday shopping season (from late November through December). At Nordstrom Rack, we also invest in pack and hold inventory, which involves the strategic purchase of merchandise from some of our top Full-Price brands in advance of the upcoming selling seasons, to take advantage of favorable buying opportunities. This inventory is typically held for six months on average.
In order to offer merchandise that our customers want, we purchase from a wide variety of high-quality domestic and foreign suppliers. We also have arrangements with agents and contract manufacturers to produce our private label merchandise. We expect our suppliers to meet our “Nordstrom Partnership Guidelines,” which address our corporate social responsibility standards for matters such as legal and regulatory compliance, labor, health and safety and the environment. This is available on our website at Nordstrom.com.
EMPLOYEES
During 2018, we employed approximately 71,000 employees on a full- or part-time basis. Due to the seasonal nature of our business, employment increased to approximately 76,000 employees in July 2018 and 74,000 in December 2018. All of our employees are non-union. We believe our relationship with our employees is good.
TRADEMARKS
Our most notable trademarks include Nordstrom, Nordstrom Rack, HauteLook, Trunk Club, Halogen, BP., Caslon, Zella, Leith, 1901, Treasure & Bond, Tucker+Tate and 14th & Union. Each of our trademarks is renewable indefinitely, provided that it is still used in commerce at the time of the renewal.

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RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. Prior to making a decision about whether to invest in our securities, you should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement and the risks described in our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference into this prospectus, in each case as these risk factors are amended or supplemented by our future filings with the SEC, including subsequent Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference into this prospectus. The occurrence of any of the potential events described in these risk factors could materially adversely affect our business, operating results and financial condition.
The risks and uncertainties we describe are not the only ones facing the Company. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our securities, and the loss of all or part of your investment.
Item 4. Use of Proceeds.
Unless we indicate a different use in the applicable prospectus supplement, the net proceeds from the sale of the securities will be added to our general funds and will be used for general corporate purposes, which may include capital expenditures and working capital needs, and to finance repurchases of shares of our common stock.
Until we apply the proceeds from the sale of the securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in U.S. government or agency obligations, commercial paper, money market accounts, short-term marketable securities, bank deposits or certificates of deposit, repurchase agreements collateralized by U.S. government or agency obligations or other short-term investments.
Except as may otherwise be specified in the prospectus supplement, we will not receive any proceeds from any sale of securities by a selling security holder.
Item 5. Determination of Offering Price.
Not applicable.
Item 6. Dilution.
Not applicable.
Item 7. Selling Security Holders.
We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of such security holder’s securities at any time and from time to time. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling security holders may offer securities for sale under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the securities owned by the selling security holders. We will provide a prospectus supplement naming any selling security holders, the amount of securities to be registered and sold and any other terms of securities being sold by each selling security holder.
Item 8. Plan of Distribution.
We or any selling security holder may offer or sell securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. We will describe the details of any such offering and the plan of distribution for any securities offering by us or any selling security holder in a supplement to this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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Item 9. Description of Securities to be Registered.
THE SECURITIES THAT MAY BE OFFERED
We or any selling security holder may sell common stock or debt securities from time to time in one or more offerings. The summaries of certain provisions of the securities contained in this prospectus are not complete. You should refer to all the provisions of the securities and applicable indentures for a complete description of the securities.
The particular terms of the securities offered at any time will be described in the prospectus supplement relating to those securities. If indicated in a prospectus supplement, the terms of any particular securities may differ from the terms we summarize below. The prospectus supplement will also contain information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The debt securities are to be issued under an Indenture (the “Indenture”) between Nordstrom and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). The Indenture is filed as an exhibit to the registration statement of which this prospectus is a part and may be supplemented from time to time. The particular terms of the debt securities offered by any prospectus supplement (the “Offered Debt Securities”) and the extent, if any, to which the general provisions may apply to the Offered Debt Securities, will be described in the prospectus supplement relating to the Offered Debt Securities. For a complete description of the terms applicable to a particular issuance of debt securities, you should read both this prospectus and the prospectus supplement relating to those securities.
The following summaries of the material provisions of the Indenture and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions of some of the terms in the Indenture and the debt securities. Wherever particular articles, sections or defined terms of the Indenture are referred to, it is intended that such articles, sections or defined terms shall be incorporated by reference, and the statement in connection with such reference is made is qualified in its entirety by such reference. You should review the Indenture that is filed as an exhibit to registration statement of which this prospectus forms a part for additional information.
References to “Nordstrom,” “we,” “us” and “our” in this section are only to Nordstrom, Inc. and not to its subsidiaries.
GENERAL
The Indenture does not limit the aggregate principal amount of debt securities which may be issued and provides that debt securities may be issued from time to time in one or more series. (Section 3.1) The Indenture does not limit the amount of other indebtedness or debt securities, other than some secured indebtedness as described below, which may be issued by Nordstrom or its subsidiaries.
Unless otherwise provided in a prospectus supplement, the debt securities will be unsecured obligations of Nordstrom and will rank on parity with all other unsecured and unsubordinated indebtedness of Nordstrom.
The prospectus supplement relating to the particular debt securities offered will describe the following terms of the Offered Debt Securities:
(1) the title of the Offered Debt Securities and the series in which the Offered Debt Securities shall be included, which may include medium-term notes;
(2) any limit upon the aggregate principal amount of the Offered Debt Securities;
(3) the date or dates, or the method or methods, if any, by which the date or dates on which the principal of the Offered Debt Securities will be payable shall be determined;
(4) the rate or rates at which the Offered Debt Securities will bear interest, if any, which rate may be zero in the case of some debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which the rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which the interest, if any, will accrue or the method by which the date or dates will be determined;
(5) the date or dates on which the interest, if any, on the Offered Debt Securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;
(6) whether and under what circumstances additional amounts on the Offered Debt Securities or any of them will be payable and, if so, whether and on what terms Nordstrom will have the option to redeem the Offered Debt Securities in lieu of paying the additional amounts (and the terms of the option);
(7) the place or places where the principal of, any premium or interest on or any additional amounts with respect to the Offered Debt Securities will be payable, any of the Offered Debt Securities that are registered securities may be surrendered for registration of transfer or exchange, and any Offered Debt Securities may be surrendered for conversion or exchange;
(8) whether any of the Offered Debt Securities are to be redeemable at the option of Nordstrom and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at the option of Nordstrom;

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(9) whether Nordstrom will be obligated to redeem or purchase any of the Offered Debt Securities pursuant to any sinking fund or analogous provision or at the option of any holder of the Offered Debt Securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which the Offered Debt Securities will be redeemed or purchased, in whole or in part, pursuant to the obligation, and any provisions for the remarketing of the Offered Debt securities so redeemed or purchased;
(10) if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any registered securities will be issuable and, if other than a denomination of $5,000, the denominations in which any bearer securities will be issuable;
(11) if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of the Offered Debt Securities that will be payable upon declaration of acceleration of the maturity;
(12) if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of the Offered Debt Securities;
(13) whether the principal of, any premium or interest on or any additional amounts with respect to the Offered Debt Securities will be payable, at the election of Nordstrom or a holder, in a currency other than that in which the Offered Debt Securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, the election may be made;
(14) any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to Offered Debt Securities;
(15) whether the Offered Debt Securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
(16) any deletions from, modifications of or additions to the events of default or covenants of Nordstrom with respect to the Offered Debt Securities;
(17) whether some of the provisions relating to the discharge, defeasance and covenant defeasance described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to the Offered Debt Securities; and
(18) any other terms of the Offered Debt Securities and any other deletions from or modifications or additions to the Indenture in respect of the Offered Debt Securities. (Section 3.1).
Unless otherwise provided in the prospectus supplement relating to any Offered Debt Securities, the principal, premium, interest and additional amounts, if any, will be payable at the office or agency maintained by Nordstrom (initially the Corporate Trust Office of the Trustee); provided that payment of interest on registered securities may be made by check mailed to the payee at the addresses of the persons appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. In the case of registered securities, interest on the debt securities will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date. All paying agents initially designated by Nordstrom for the Offered Debt Securities will be named in the prospectus supplement relating to the Offered Debt Securities. Nordstrom may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Nordstrom will not be required to maintain a paying agent in each place of payment for the Offered Debt Securities. (Sections 3.7 and 10.2)
Unless otherwise provided in the prospectus supplement relating to any Offered Debt Securities, the Offered Debt Securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by Nordstrom or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by Nordstrom (initially the Corporate Trust Office of the Trustee). The transfer or exchange shall be made without service charge, but Nordstrom may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses payable in connection with any tax or other governmental charge. Nordstrom will not be required to (1) issue, register the transfer of, or exchange, Offered Debt Securities during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of any of the Offered Debt Securities and ending at the close of business on the day of the mailing of the notice of redemption or (2) register the transfer of or exchange any Offered Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Offered Debt Security being redeemed in part. (Section 3.5). Nordstrom has appointed the Trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by Nordstrom for any Offered Debt Securities will be named in the applicable prospectus supplement. Nordstrom may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Nordstrom will be required to maintain a transfer agent in each place of payment for the Offered Debt Securities. (Section 10.2)

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Unless otherwise indicated in the applicable prospectus supplement, the Offered Debt Securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. (Section 3.2) The Offered Debt Securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in the global debt security will be shown on, and transfers will be effected only through, records maintained by the designated depositary and its participants as described below. Where Offered Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. Federal income tax considerations, applicable to the Offered Debt Securities and to payment on and transfer and exchange of the Offered Debt Securities will be described in the applicable prospectus supplement.
The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold for an amount less than their principal amount. Any applicable special U.S. Federal income tax or other considerations will be described in the applicable prospectus supplement.
If the purchase price of any Offered Debt Securities is payable in one or more foreign currencies or currency units or if any Offered Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any Offered Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, particular U.S. Federal income tax considerations, specific terms and other information with respect to the Offered Debt Securities and the foreign currency or currency units will be set forth in the applicable prospectus supplement.
Nordstrom will comply with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other tender offer rules within the Exchange Act, which may then be applicable, in connection with any obligation of Nordstrom to purchase Offered Debt Securities at the option of the holders of the securities. Any obligation applicable to a series of debt securities will be described in the applicable prospectus supplement.
Unless otherwise described in a prospectus supplement relating to any Offered Debt Securities, other than as described below under “Limitation on Liens,” the Indenture does not contain any provisions that would limit the ability of Nordstrom to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in the credit quality of Nordstrom or a takeover, recapitalization or highly leveraged or similar transaction involving Nordstrom. Accordingly, Nordstrom could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect Nordstrom’s capital structure or credit rating. Reference is made to the prospectus supplement relating to the particular series of debt securities being offered for information with respect to any deletions from, modifications or additions to the events of default described below or covenants of Nordstrom contained in the Indenture, including any addition of a covenant or other provisions providing event risk or similar protection.
CONVERSION AND EXCHANGE
The terms, if any, on which the debt securities of any series are convertible into or exchangeable for property or cash, or a combination of the foregoing, will be set forth in the prospectus supplement covering the debt securities.
GLOBAL SECURITIES
The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities (each a “Global Security”) that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that particular series.
The specific terms of a depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that particular series. Nordstrom anticipates that the following provisions will apply to all depositary arrangements.
Upon the issuance of a Global Security, the depositary for the Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the Global Security. These accounts shall be designated by the underwriters or agents with respect to such debt securities or by Nordstrom if the debt securities are offered and sold directly by Nordstrom. Ownership of beneficial interests in a Global Security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that some purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a Global Security.
So long as the depositary for a Global Security, or its nominee, is the registered owner of the Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Security for all purposes under the Indenture governing these debt securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of a series in definitive form and will not be considered the owners or holders of the debt securities under the Indenture.

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Principal of, any premium and interest on, and any additional amounts with respect to debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the Global Security representing the debt securities. Neither Nordstrom, the Trustee, the paying agent nor the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
Nordstrom expects that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on, or additional amounts with respect to debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Security for the debt securities as shown on the records of the depositary or its nominee. Nordstrom also expects that payments by participants to owners of beneficial interests in the Global Security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participants.
The Indenture provides that if (1) the depositary for a series of debt securities notifies Nordstrom that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the Indenture and a successor depositary is not appointed by Nordstrom within 90 days of written notice, (2) Nordstrom determines that the debt securities of a particular series shall no longer be represented by Global Securities and executes and delivers to the Trustee a company order to that effect or (3) an event of default with respect to a series of debt securities shall have occurred and be continuing, the Global Securities will be exchanged for debt securities of a series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. The definitive debt securities shall be registered in such name or names as the depositary shall instruct the Trustee. (Section 3.5) It is expected that these instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in Global Securities.
LIMITATION ON LIENS
Under the Indenture, Nordstrom covenants that, so long as any debt securities are outstanding, it will not, and will not permit any Restricted Subsidiary (as defined below) to create, incur, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) secured by a Mortgage (as defined below) upon any Operating Property (as defined below), or upon shares of capital stock or Debt issued by any Restricted Subsidiary and owned by Nordstrom or any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively providing concurrently that the outstanding debt securities (together with, if Nordstrom shall so determine, any other Debt of Nordstrom or the Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities) are secured equally and ratably with or, at the option of Nordstrom, prior to the Debt so long as the Debt shall be so secured. (Section 10.5)
The foregoing restrictions shall not apply to, and shall be excluded from Debt in any computation under the foregoing restrictions, Debt secured by (1) Mortgages on any property existing at the time of the acquisition thereof; (2) Mortgages on property of a corporation existing at the time the corporation is merged into or consolidated with Nordstrom or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of the corporation (or a division of the corporation) as an entirety or substantially as an entirety to Nordstrom or a Restricted Subsidiary, provided that the Mortgage does not extend to any property owned by Nordstrom or any Restricted Subsidiary immediately prior to a merger, consolidation, sale, lease or disposition; (3) Mortgages on property of a corporation existing at the time the corporation becomes a Restricted Subsidiary; (4) Mortgages in favor of Nordstrom or a Restricted Subsidiary; (5) Mortgages to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Debt incurred to provide funds for any of these purposes, provided that the commitment of the creditor to extend the credit secured by the Mortgage shall have been obtained not later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of the property, or (b) the placing in operation of the property; (6) Mortgages in favor of the United States of America or any State, or any department, agency or instrumentality or political subdivision of the United States of America or any State, to secure partial, progress, advance or other payments; and (7) Mortgages existing on the date of the Indenture or any extension, renewal, replacement or refunding of any Debt secured by a Mortgage existing on the date of the Indenture or referred to in clauses (1) to (3) or (5), provided that the principal amount of the Debt secured by the Mortgage and not otherwise authorized by clauses (1) to (3) or (5) shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any extension, renewal, replacement or refunding, so secured at the time of extension, renewal, replacement or refunding. (Section 10.5)
Notwithstanding the restrictions described above, Nordstrom and its Restricted Subsidiaries may create, incur, issue, assume or guarantee Debt secured by Mortgages without equally and ratably securing the debt securities if, at the time of the creation, incurrence, issuance, assumption or guarantee of the Debt secured by the Mortgages, after giving effect thereto and to the retirement of the Debt which is concurrently being retired, the aggregate amount of all outstanding Debt secured by Mortgages which would otherwise be subject to these restrictions (other than any Debt secured by Mortgages permitted as described in clauses (1) through (7) of the immediately preceding paragraph, together with all Attributable Debt (as defined below) with respect to Sale and Leaseback Transactions (as defined below) other than certain Sale and Leaseback Transactions that are permitted under paragraph (b) under the caption “Limitation on Sale and Leaseback” below) does not exceed the greater of (a) 15% of Consolidated Net Assets (as defined below) and (b) $150 million. (Section 10.5)

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“Consolidated Net Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of Nordstrom but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower), and (2) all investments in Subsidiaries other than Restricted Subsidiaries, all as set forth on the most recent consolidated balance sheet of Nordstrom and computed in accordance with generally accepted accounting principles.
“Mortgage” means, with respect to any property or assets, any mortgage, or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
“Operating Property” means any real property or equipment located within the United States and owned by, or leased to, Nordstrom or any of its Subsidiaries that has a net book value (after deduction of accumulated depreciation) in excess of 1.0% of Consolidated Net Assets.
“Restricted Subsidiary” means any Subsidiary of Nordstrom that owns any Operating Property.
“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by Nordstrom or by one or more Subsidiaries thereof, or by Nordstrom and one or more Subsidiaries thereof. (Section 1.1)
LIMITATION ON SALE AND LEASEBACK
(a) Under the Indenture, Nordstrom covenants that, it will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by Nordstrom or any Restricted Subsidiary of any Operating Property that has been or is to be sold or transferred by Nordstrom or such Restricted Subsidiary to such person with the intention of taking back a lease of such property (a “Sale and Leaseback Transaction”), without equally and ratably securing the debt securities (and, if Nordstrom shall so determine, any other Debt ranking equally with the debt securities), unless the terms of such sale or transfer have been determined by the board of directors to be fair and arm’s-length and either:

•
within 180 days after the receipt of the proceeds of the sale or transfer, Nordstrom or any Restricted Subsidiary applies an amount equal to the greater of the net proceeds of the sale or transfer or the fair value of such Operating Property at the time of such sale or transfer to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt (as defined below); or

•
Nordstrom or such Restricted Subsidiary would be entitled, at the effective date of the sale or transfer, to incur Debt secured by a Mortgage on such Operating Property, in an amount at least equal to the Attributable Debt (as defined below) in respect of the Sale and Leaseback Transaction, without equally and ratably securing the debt securities pursuant to the covenant described under “—Limitation on Liens” above. (Section 10.6)

(b) The foregoing restriction in paragraph (a) above will not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals; or (ii) between Nordstrom and a Restricted Subsidiary or between Restricted Subsidiaries, provided that the lessor shall be Nordstrom or a wholly owned Restricted Subsidiary. (Section 10.6)
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the imputed rate of interest of such transaction determined in accordance with generally accepted accounting principles) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Funded Debt” means Debt which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with U.S. generally accepted accounting principles, as long-term debt on the consolidated balance sheet for the most-recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made. Funded Debt does not include (1) obligations created pursuant to leases, (2) any Debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any Debt for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity date thereof.
“Senior Funded Debt” means all Funded Debt of Nordstrom or any person (except Funded Debt, the payment of which is subordinated to the payment of the debt securities). (Section 1.1)

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CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS
The Indenture provides that Nordstrom may not (1) consolidate or amalgamate with or merge into any Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, or (2) permit any Person to consolidate or amalgamate with or merge into Nordstrom, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Nordstrom, unless (a) in the case of (1) above, the Person is organized and existing under the laws of the United States of America, any State or the District of Columbia, and shall expressly assume, by supplemental indenture satisfactory in form to the Trustee, the due and punctual payment of the principal of and premium, if any, interest on, and additional amounts, if any, all of the issued debt securities, and the performance of Nordstrom’s obligations under the Indenture and the debt securities issued; (b) immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of Nordstrom or a Subsidiary as a result of the transaction as having been incurred by Nordstrom or such Subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, shall have happened and be continuing; and (c) a number of other conditions are met.
EVENTS OF DEFAULT
Each of the following events will constitute an event of default under the Indenture with respect to any series of debt securities issued (whatever the reason for an event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (1) default in the payment of any interest on any debt security of the series, or any additional amounts payable, when interest becomes or additional amounts become due and payable, and continuance of default for a period of 30 days; (2) default in the payment of the principal of or any premium on any debt security of the series, or any additional amounts payable, when principal or premium becomes or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise; (3) default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of the series; (4) default in the performance, or breach, of any covenant or warranty of Nordstrom contained in the Indenture for the benefit of the series or in the debt securities of the series, and the continuance of default or breach for a period of 60 days after there has been given written notice as provided in the Indenture; (5) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt of Nordstrom (including any event of default under any other series of debt securities), whether such Debt now exists or shall hereafter be created or incurred, shall happen and shall consist of default in the payment of more than $100 million in principal amount of such Debt at the maturity thereof (after giving effect to any applicable grace period) or shall result in such Debt in principal amount in excess of $100 million becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; (6) Nordstrom shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100 million, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; (7) particular events in bankruptcy, insolvency or reorganization of Nordstrom; and (8) any other event of default provided in or pursuant to the Indenture with respect to debt securities of the series. (Section 5.1)
If an event of default with respect to the debt securities of any series (other than an event of default described in (7) of the preceding paragraph) occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series by written notice as provided in the Indenture may declare the principal amount (or a lesser amount as may be provided for in the debt securities of the series) of all outstanding debt securities of the series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, and subject to applicable law and particular other provisions of the Indenture, the holders of not less than a majority in aggregate principal amount of the debt securities may, under some circumstances, rescind and annul acceleration. An event of default described in (7) of the immediately preceding paragraph shall cause the principal amount and accrued interest (or a lesser amount as provided for in the debt securities of the series) to become immediately due and payable without any declaration or other act by the Trustee or any holder. (Section 5.2)
The Indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series (a “default”), the Trustee shall transmit, in the manner set forth in the Indenture, notice of default to the holders of the debt securities of the series unless the default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any debt security of the series, the Trustee may withhold notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of the notice is in the best interest of the holders of debt securities of the series; provided, further, that in the case of any default of the character specified in clause (4) of the first paragraph above, with respect to debt securities of such series, no such notice to holders will be given until at least 60 days after the occurrence thereof. (Section 6.2)

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If an event of default occurs and is continuing with respect to the debt securities of any series, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of the series by all appropriate judicial proceedings. (Section 5.3) The Indenture provides that, subject to the duty of the Trustee during any default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the written request or direction of the holders of the debt securities, unless the holders shall have offered to the Trustee indemnity reasonably satisfactory to it. (Section 6.1) Subject to the provisions for the indemnification of the Trustee, and subject to applicable law and particular other provisions of the Indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of the series. (Section 5.12)
MODIFICATION AND WAIVER
The Indenture may be modified or amended by Nordstrom and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment, (a) change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security, (b) reduce the principal amount of, or the rate (or modify the calculation of the rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of any debt security, (c) change the obligation of Nordstrom to pay additional amounts with respect to any debt security or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity or the amount provable in bankruptcy, (d) change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security, (e) change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any debt security is payable, (f) impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment), (g) reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take some actions, (h) reduce the requirements for quorum or voting by holders of debt securities in Section 15.4 of the Indenture, (i) modify any of the provisions in the Indenture regarding the waiver of past defaults and the waiver of some covenants by the holders of debt securities except to increase any percentage vote required or to provide that some other provisions of the Indenture cannot be modified or waived without the consent of the holder of each debt security affected, (j) make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock of Nordstrom or other debt securities in accordance with its terms, or (k) modify any of the above provisions. (Section 9.2)
The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of the series, waive compliance by Nordstrom with a number of restrictive provisions of the Indenture. (Section 10.8) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of the series, waive any past default and its consequences under the Indenture with respect to the debt securities of the series, except a default (a) in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of the series or (b) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)
Under the Indenture, Nordstrom is required annually to furnish to the Trustee a statement as to performance by Nordstrom of some of its obligations under the Indenture and as to any default in such performance. Nordstrom is also required to deliver to the Trustee a written notice within five days following any event of default or any event which after notice or lapse of time or both would constitute an event of default. (Section 10.9)
DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE
Nordstrom may discharge some obligations to holders of any series of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal (and premium, if any) and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity, as the case may be. (Section 4.1)

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The Indenture provides that, unless the provisions of Section 4.2 of the Indenture are made inapplicable to the debt securities of or within any series pursuant to Section 3.1 of the Indenture, Nordstrom may elect either (a) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of particular events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (b) to be released from its obligations with respect to the debt securities under certain covenants as described in the applicable prospectus supplement, and any omission to comply with these obligations shall not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by Nordstrom with the Trustee, in trust, of an amount in U.S. dollars or in the foreign currency in which the debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient, in the opinion of an independent firm of certified public accountants, to pay the principal of (and premium, if any) and interest on the debt securities on the scheduled due dates. (Section 4.2)
Such a trust may only be established if, among other things, (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which Nordstrom is a party or by which it is bound, (2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (3) Nordstrom has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Nordstrom, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. Federal income tax law occurring after the date of the Indenture. (Section 4.2)
“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the Euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1)
“Government Obligations” means securities which are (1) direct obligations of the United States of America or the government or the governments in the confederation which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government or governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or other government or governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any Government Obligation held by the custodian for the account of the holder of the depositary receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by the depositary receipt. (Section 1.1)
If after Nordstrom has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of the series is entitled to, and does, elect pursuant to Section 3.1 of the Indenture or the terms of the debt security to receive payment in a currency other than that in which the deposit has been made in respect of the debt security, or (b) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which the deposit has been made, the indebtedness represented by the debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on the debt security as the debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of such election or such Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for the currency in effect on the second business day prior to the payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for the Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.2)

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“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or the confederation which issued the Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. (Section 1.1)
In the event that Nordstrom effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the amount in the Foreign Currency in which the debt securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, Nordstrom would remain liable to make payment of the amounts due at the time of acceleration.
GOVERNING LAW
The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case performed in, said state. (Section 1.13)
RELATIONSHIP WITH THE TRUSTEE
The Trustee under the Indenture, Wells Fargo Bank, National Association, also acts as trustee in connection with one other Nordstrom indenture. This indenture is dated March 11, 1998 relating to $300,000,000 6.95% Senior Debentures due March 15, 2028.
DESCRIPTION OF CAPITAL STOCK
The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, our Articles of Incorporation as amended and Bylaws. The Articles of Incorporation as amended and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
The total amount of the authorized capital stock of Nordstrom consists of 1,000,000,000 shares, no par value, of common stock, of which 155,002,755 shares of common stock were issued and outstanding as of March 11, 2019.
The holders of outstanding shares of common stock are entitled to receive dividends at such times and in such amounts as our Board of Directors may from time to time determine. The shares of common stock are neither redeemable nor convertible, and the holders of common stock have no preemptive or subscription rights to purchase any additional Nordstrom securities. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.
Upon any liquidation, dissolution or winding up of Nordstrom, whether voluntary or involuntary, remaining net assets, if any, of Nordstrom will be distributed pro rata to the holders of the common stock.
Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.
The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.
Item 10. Interests of Name Experts and Counsel.
LEGAL MATTERS
Certain legal matters relating to the Securities offered by this prospectus will be passed upon for Nordstrom by Lane Powell PC, Seattle, Washington.
EXPERTS
The financial statements incorporated in this Prospectus by reference from Nordstrom, Inc.’s Annual Report on Form 10-K, and the effectiveness of Nordstrom, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, as incorporated by reference in the Registration Statement. Such financial statements are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
Item 11. Material Changes.
None noted.
Item 12. Incorporation of Certain Information by Reference.
See documents incorporated by reference in “Where You Can Find More Information” of this prospectus.
Item 13. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.
Not applicable.

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PART II
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth those expenses to be incurred by Nordstrom in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

SEC registration fee	(1)
Rating agency fees	(2)
Printing, engraving and postage expenses	(2)
Legal fees (including blue sky fees and expenses)	(2)
Accounting fees and expenses	(2)
Trustee’s fees and expenses	(2)
Miscellaneous expenses	(2)

Total	(2)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)	The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or in any transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.
Article IX of the Amended and Restated Articles of Incorporation of the Company eliminates any personal liability of a director to the Company or its shareholders for monetary damages for conduct as a director, except for any liability for acts or omissions that involved intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled, or for any act or omission occurring prior to the date when Article IX of the Amended and Restated Articles of Incorporation became effective. If the Washington Business Corporation Act is subsequently amended to change in a manner affecting the Company’s power to eliminate or limit the liability of a director the Company, then, upon the effective date of the amendment and without further act: (i) if the amendment permits further elimination or limitation of liability, the liability of a director shall be additionally eliminated and limited to such further extent, or (ii) if the amendment changes the power to eliminate the liability of a director in any other respect, the liability of a director shall be eliminated and limited with respect to acts or omissions occurring after the effective date of the amendment to the fullest extent permitted by the Washington Business Corporation Act as so amended. Article IX of the Company’s Amended and Restated Articles of Incorporation also contains a provision that no amendment or repeal of the Amended and Restated Articles of Incorporation of the Company shall adversely affect any right or any elimination or limitation of liability of a director existing immediately prior to the amendment or repeal.
Article XI of the Company’s Bylaws provides for, among other things, the indemnification by the Company of its directors and officers and the advancement of expenses. The Company’s Bylaws also permit the purchase and maintenance of insurance, the creation of trust funds, the grant of security interests and the use of other means to secure the Company’s indemnification obligations. The Company has also entered into certain indemnification agreements with its directors, the forms of which are attached as Exhibit 10.1 to its Current Report on Form 8-K filed with the Commission on March 3, 2009 and Exhibit 10.78 to its Annual Report on Form 10-K for the fiscal year ended January 29, 2011. The indemnification agreements provide the Company’s directors with indemnification to the fullest extent permitted by Washington law.
Officers and directors of the Company are covered by insurance (with certain exceptions and limitations) that indemnifies them against certain losses and liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of the Company against liability and expenses incurred by such officer or director upon a determination that such person acted in good faith.

Item 16. Exhibits.

1.1*	Form of Underwriting Agreement

3.1	Articles of Incorporation as amended and restated on May 25, 2005 (Incorporated by reference from the Registrant’s Form 8-K filed on May 31, 2005, Exhibit 3.1)

3.2	Bylaws, as amended and restated as of February 26, 2019 (Incorporated by reference from the Registrant’s Form 8-K filed on March 4, 2019, Exhibit 3.1)

4.1	Indenture dated December 3, 2007, between the Company and Wells Fargo Bank, National Association (Incorporated by reference from the Registrant’s Form S-4/A filed on April 29, 2014, Exhibit 4.1)

4.2*	Forms of Global Notes

5.1	Opinion of Lane Powell PC

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Lane Powell PC (included in Exhibit 5.1)

24.1	Powers of Attorney

25.1	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association, as Trustee under the Indenture.
*To be filed, if necessary, by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
 Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, State of Washington, on March 18, 2019.

NORDSTROM, INC.

/s/ Robert B. Sari
Robert B. Sari
Senior Vice President,
General Counsel and Corporate Secretary
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons on March 18, 2019.

Principal Financial Officer:		Principal Executive Officer:

/s/	Anne L. Bramman	/s/	Erik B. Nordstrom
	Anne L. Bramman		Erik B. Nordstrom
	Chief Financial Officer		Co-President

Principal Accounting Officer:

/s/	Kelley K. Hall
Kelley K. Hall
Chief Accounting Officer and Treasurer

Directors:

/s/ *		/s/ *
	Shellye L. Archambeau		Stacy Brown-Philpot
	Director		Director

/s/ *		/s/ *
	Tanya L. Domier		Kirsten A. Green
	Director		Director

/s/ *		/s/	Erik B. Nordstrom
	Glenda G. McNeal		Erik B. Nordstrom
	Director		Director

/s/	Peter E. Nordstrom	/s/ *
	Peter E. Nordstrom		Philip G. Satre
	Director		Director

/s/ *		/s/ *
	Brad D. Smith		Gordon A. Smith
	Chairman of the Board of Directors		Director

/s/ *		/s/ *
	Bradley D. Tilden		B. Kevin Turner
	Director		Director

Date:	March 18, 2019
*The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

/s/ Robert B. Sari
Robert B. Sari
Attorney-in-Fact

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